EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between Repros Therapeutics Inc. (the “Company”) and Joseph S. Podolski (the “Executive”) effective as of June 16, 2014.

WHEREAS, the Company (previously known as Zonagen, Inc.) and Executive previously entered into an Employment Agreement, dated as of January 1, 1993, as amended by the First Amendment to Employment Agreement dated January 31, 2001, the Second Amendment to Employment Agreement dated October 29, 2002, the Third Amendment to Employment Agreement dated as of March 11, 2009, the Fourth Amendment to Employment Agreement dated as of March 10, 2010 and the Fifth Amendment to Employment Agreement dated as of December 30, 2011, (as amended, the “Prior Employment Agreement”);

WHEREAS, the Prior Employment Agreement expired by its terms on May 31, 2014, and upon the expiration of the Prior Employment Agreement, the Prior Employment Agreement terminated and Executive ceased to be eligible to receive any amounts under the Prior Employment Agreement as a result of such termination;

WHEREAS, since the Prior Employment Agreement is no longer in effect, the Company desires to enter into a new employment agreement with Executive since the Company desires to continue to employ the Executive as its President and Chief Executive Officer and the Executive desires to continue to serve in such capacity on behalf of the Company;

WHEREAS, the Company and Executive desire to enter into this Agreement to set forth the terms and conditions of Executive’s employment with the Company; and

WHEREAS, Executive has agreed to certain restrictive covenants, including confidentiality, non-solicitation and non-competition covenants, contained hereunder, in consideration of the benefits provided to Executive under this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

1.	Employment.

(a)                Term. The initial term of this Agreement shall begin as of June 16, 2014 (the “Effective Date”) and shall continue for four (4) years until June 15, 2018, unless sooner terminated by either party as hereinafter provided. The term of this Agreement shall automatically renew for periods of one (1) year unless the Company gives written notice to the Executive at least sixty (60) days prior to the end of the initial term or at least sixty (60) days prior to the end of any one (1) year renewal period that the term of the Agreement shall not be further extended. The period commencing on the Effective Date and ending on the date on which the term of the Agreement terminates is referred to herein as the “Term”. In no event shall the expiration of this Agreement be deemed, in and of itself, a termination of the Executive’s employment for purposes of this Agreement, including a termination without Cause or a resignation for Good Reason.

(b)               Duties.

(1)               The Executive shall serve as the President and Chief Executive of the Company with the duties, responsibilities and authority commensurate therewith and shall report to the Board of Directors of the Company (the “Board”). The Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to him by the Board and consistent with his position as the President and Chief Executive Officer.

(2)               The Executive represents to the Company that he is not subject to or a party to any employment agreement, non-competition covenant, understanding or restriction which would be breached by or prohibit the Executive from executing this Agreement and performing fully his duties and responsibilities hereunder.

(c)                Best Efforts. During the Term, the Executive shall devote his best efforts and full time and attention to promote the business and affairs of the Company and its affiliated companies. The foregoing shall not be construed as preventing the Executive from serving on civic, educational, philanthropic or charitable boards or committees, or, with the consent of the Board, in its sole discretion, on corporate boards so long as, in any such case, such activities do not interfere with the performance of the Executive’s responsibilities hereunder and are permitted under the Company’s Code of Conduct and employment policies. Executive may retain all fees he receives as a director of any unaffiliated company, and the Company shall not reduce his compensation by the amount of such fees.

2.	Cash Compensation.

(a)                Base Salary. During the Term, for all of the services rendered by the Executive hereunder, the Company shall pay the Executive a base salary (“Base Salary”), at the annual rate of $495,000, less applicable withholdings, which shall be payable in installments at such times as the Company customarily pays its other employees. Annually, the Executive’s Base Salary shall be reviewed by the Compensation and Option Committee of the Board (or such other committee appointed by the Board for such purpose) (the “Compensation Committee”) in accordance with its annual salary and performance review; provided that Executive’s Base Salary shall not be less than his Base Salary for the immediately preceding year, except the Base Salary may be reduced if the Compensation Committee determines to implement an across-the-board same percentage reduction in base salaries for all senior executives of the Company. For purposes of the remainder of this Agreement, the term “Base Salary” shall mean Executive’s Base Salary as in effect as of the date of determination.

(b)               Bonus. The Executive shall be eligible for annual bonus payments under the Company’s annual incentive plan if certain individual and corporate performance goals and targets, established by the Compensation Committee, in its sole discretion, are met. The performance goals and targets shall be determined by the Compensation Committee, in its sole discretion, as of the beginning of each such fiscal year;provided, that for any fiscal year, Executive’s target bonus shall not be less than 100% of Base Salary (the “Target Bonus”). Promptly after the Compensation Committee’s receipt of the financial information on which the performance goals are based after the end of the fiscal year, the Compensation Committee shall review actual performance against the applicable performance goals and targets and shall notify the Executive of the amount of his bonus, if any. The Executive’s bonus shall be paid to him after the end of the fiscal year to which it relates, at the same time and under the same terms and conditions as other executives of the Company; provided that the Compensation Committee shall have the right to claw back all or part of the Executive’s bonus if required by applicable law, including, but not limited to, if required under The Dodd-Frank Wall Street Reform and Consumer Protection Act, The Sarbanes-Oxley Act of 2002 or any other applicable law.

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3.                  Long Term Incentive Compensation. The Executive shall be eligible to participate in any long-term equity incentive programs established by the Company for its senior level executives generally, including the Company’s 2011 Equity Incentive Plan (the “Equity Plan”), at levels determined by the Committee in its sole discretion, commensurate with the Executive’s position as President and Chief Executive Officer.

4.                  Retirement, Welfare and Other Benefits. During the Term, the Executive shall be entitled to participate in the Company’s health, dental, retirement and other employee benefit plans or programs, if any, pursuant to their respective terms and conditions. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date.

5.                  Vacation. During the Term, the Executive shall be entitled to vacation, holiday and sick leave at levels commensurate with those provided to other senior executive officers of the Company, in accordance with the Company’s vacation, holiday and other pay for time not worked policies.

6.                  Expenses. The Company shall reimburse the Executive for all necessary and reasonable travel and other business expenses incurred by the Executive in the performance of his duties hereunder in accordance with such reasonable accounting procedures as the Company may adopt generally from time to time for executives.

7.                  Termination Without Cause/Resignation for Good Reason. If during the Term the Executive’s employment is terminated by (i) the Company for any reason other than on account of for Cause (as defined in Section 12(a)), Disability (as defined in Section 12(b)) or death, or (ii) the Executive on account of Good Reason (as defined in Section 12(c)), in either case, this Section 7 shall apply.

(a)                The Company may terminate the Executive’s employment with the Company at any time without Cause, effective upon delivery of written notice to Executive of the Company’s election to terminate this Agreement under this Section 7. The Executive may terminate his employment with the Company on account of Good Reason, effective upon delivery of written notice to the Company at any time within the period following the date on which the Company’s cure period has expired as set forth in Section 12(c). On the date of termination specified in such notice, in either case, the Executive agrees to resign all positions, including as an officer.

(b)               Unless the Executive complies with the provisions of Section 7(c) below, upon termination under Section 7(a) above, no other payments or benefits shall be due under this Agreement to the Executive, but the Executive shall be entitled to any benefits accrued and due in accordance with the terms of any applicable benefit plans and programs of the Company (but not under any severance plan of the Company).

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(c)                Notwithstanding the provisions of Section 7(b), upon termination under Section 7(a) above, if the Executive executes and does not revoke a written Release (as defined in Section 12(d)) the Executive shall be entitled to receive the following:

(1)               An amount equal to three (3) times the amount that results from (x) the sum of (i) Executive’s annual Base Salary (at the rate in effect immediately before the Executive’s Termination Date (as defined below)) and Target Bonus for the fiscal year in which the Termination Date occurs, (ii) Executive’s annual Base Salary for each of the two (2) calendar years immediately prior to the calendar year in which the Termination Date occurs and (iii) the annual bonus that was actually earned and paid to Executive for the two (2) fiscal years that immediately precede the fiscal year in which the Termination Date occurs, divided by (y) three (3), (the “Cash Severance Payment”). The Cash Severance Payment shall be paid to Executive in three equal installments following Executive’s last day of employment with the Company (the “Termination Date”). Except if a delay is required pursuant to clauses (4) or (5) below, the first installment of 1/3 of the Cash Severance Payment shall be paid to Executive within sixty (60) days after the Executive’s Termination Date, the second installment of 1/3 of the Cash Severance Payment shall be paid to Executive within sixty (60) days following the first anniversary of the Termination Date and the third installment of 1/3 of the Cash Severance Payment shall be paid to Executive within sixty (60) days following the second anniversary of the Termination Date. Within sixty (60) days following the Termination Date the Company shall contribute to a rabbi trust (which amounts contributed thereto shall be subject to the claims of the Company’s creditors and shall be established for the benefit of the Executive following the Termination Date) an amount that is equal to 2/3 of the Cash Severance Payment. If Executive dies following his Termination Date, but prior to his receipt of the entire Cash Severance Payment, any remaining balance owed to Executive pursuant to this Section 7(c)(1) shall be paid to the personal representative of Executive's estate within sixty (60) days after the date of the Executive's death.

(2)               For the eighteen (18) month period following the Executive’s Termination Date, if the Executive timely elects continuation coverage under COBRA, the Company will reimburse the Executive (or, if the Executive dies following the Termination Date, the Executive’s spouse, if any) for the monthly COBRA cost of continued medical and dental coverage paid by the Executive for himself, his spouse and his eligible dependents under the medical and dental plans of the Company pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), less the amount that the Executive would be required to contribute for medical and dental coverage if the Executive were an active employee of the Company; provided that such reimbursements shall not continue beyond the period in which the Executive (or, if the Executive dies following the Termination Date, the Executive’s spouse, if any) is eligible to elect, and Executive (or, if the Executive dies following the Termination Date, the Executive’s spouse, if any) continues to elect, COBRA continuation coverage under the medical and dental plans of the Company. Except if a delay is required pursuant to clauses (6) or (7) below, these reimbursements will commence within sixty (60) days following the Executive’s Termination Date and will be paid on the first payroll date of each successive month thereafter, provided that the Executive (or, if the Executive dies following the Termination Date, the Executive’s spouse, if any) demonstrates proof of payment of the applicable premiums prior to the applicable reimbursement payment date. Any reimbursements not paid during the sixty (60) day period shall be paid in a lump sum on the date that the installment payments commence in accordance with the immediately preceding sentence.

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(3)               All outstanding stock options held by Executive which are not vested and exercisable as of his Termination Date, shall become fully vested and exercisable on his Termination Date. In addition, all outstanding stock options held by Executive on his Termination Date shall remain exercisable for the shorter of (i) a period of two (2) years from his Termination Date or (ii) the remaining term of the option.

(4)               The Company will pay any other amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not under any severance plan).

(5)               Notwithstanding the foregoing, if the Executive is a “specified employee” of a publicly held corporation at his Termination Date, the postponement provisions of section 409A of the Code, as described in Section 13(a) below, shall apply, if applicable.

(6)               No payments will be made under this Section 7 unless the Executive executes and does not revoke a Release. Notwithstanding any provision of this Agreement to the contrary, in no event shall the timing of the Executive’s execution of the Release, directly or indirectly, result in the Executive designating the calendar year of payment, and if a payment that is subject to execution of the Release could be made in more than one taxable year, payment shall be made in the later taxable year to the extent such payment constitutes deferred compensation subject to the requirements of section 409A of the Code.

8.                  Cause. The Company may terminate the Executive’s employment at any time for Cause upon written notice to the Executive, in which event all payments under this Agreement shall cease, except for any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not under any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive.

9.                  Voluntary Resignation. The Executive may voluntarily terminate employment for any reason (other than Good Reason) during the Term upon thirty (30) days’ prior written notice to the Company. In such event, after the effective date of such termination, no payments shall be due under this Agreement, except that the Executive shall be entitled to any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive.

10.              Disability. If the Executive incurs a Disability during the Term, the Company may terminate the Executive’s employment on or after the date of Disability. If the Executive’s employment terminates on account of his Disability, the Executive shall be entitled to receive any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive.

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11.              Death. If the Executive dies during the Term, the Executive’s employment shall terminate on the date of death and the Company shall pay to the Executive’s executor, legal representative, administrator or designated beneficiary, as applicable, any amounts earned, accrued and owing but not yet paid under Section 2 above and any benefits accrued and due under any applicable benefit plans and programs of the Company (but not any severance plan). Otherwise, the Company shall have no further liability or obligation under this Agreement to the Executive’s executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through the Executive.

12.              Definitions.

(a)                “Cause” shall mean the termination of the Executive’s employment by the Company by reason of (i) the conviction of the Executive of a crime involving moral turpitude by a court of competent jurisdiction as to which no further appeal can be taken; (ii) the proven commission by the Executive of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Executive; (iv) the willful, continued and unreasonable failure by the Executive to perform duties assigned to him and agreed to by him; (v) the knowing engagement by the Executive in any direct, material conflict of interest with the Company without compliance with the Company’s conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Executive, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or which would result in a material injury to the Company; (vii) a breach of the Non-Competition Agreement (as defined in Section 14 below); or (viii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company’s Insider Trading Policy or Business Ethics Policy, if any, then in effect.

(b)               “Disability” shall mean that the Executive has become disabled within the meaning of the Company’s long-term disability plan, if any, applicable to the Executive, and if the Company does not have a long-term disability plan in which Executive participates, “Disability” shall mean the Executive has become disabled within the meaning of section 22(e)(3) of the Code.

(c)                “Good Reason” shall mean, without the written consent of Executive, a material diminution in the authority, duties, or responsibilities of the Executive following the Effective Date; provided, that the Executive must provide written notice of termination for Good Reason to the Company within ninety (90) days after the event constituting Good Reason first occurs and the Company shall have a period of thirty (30) days in which it may correct the event that constitutes the grounds for Good Reason as set forth in the Executive’s notice of termination. If the Company does not correct such action, the Executive must terminate his employment for Good Reason within thirty (30) days after the end of the cure period, in order for the termination to be considered a Good Reason termination.

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(d)               “Release” shall mean a separation agreement and general release, in a form acceptable to the Company, of any and all claims against the Company and all related parties with respect to all matters arising out of the Executive’s employment by the Company, and the termination thereof (other than claims for any entitlements under the terms of this Agreement or under any plans or programs of the Company under which the Executive has accrued and is due a benefit), which shall be in the form attached as Exhibit A, with such changes as the Company deems appropriate to comply with applicable law.

13.              Section 409A.

(a)                This Agreement is intended to comply with section 409A of the Code and its corresponding regulations, or an exemption, and payments may only be made under this Agreement upon an event and in a manner permitted by section 409A of the Code, to the extent applicable. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with section 409A of the Code, to the extent applicable, and, if necessary, any such provision shall be deemed amended to comply with section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. Notwithstanding anything in this Agreement to the contrary, if required by section 409A of the Code, if the Executive is considered a “specified employee” for purposes of section 409A of the Code and if payment of any amounts under this Agreement is required to be delayed for a period of six (6) months after separation from service pursuant to section 409A of the Code, payment of such amounts shall be delayed as required by section 409A of the Code, and the accumulated amounts shall be paid in a lump sum payment within ten (10) days after the end of the six (6) month period. If the Executive dies during the postponement period prior to the payment of benefits, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of the Executive’s estate within sixty (60) days after the date of the Executive’s death.

(b)               All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code. For purposes of section 409A of the Code, each payment is a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of a payment. All reimbursements provided under the Agreement shall be made or provided in accordance with the requirements of section 409A of the Code and its corresponding regulations, including, where applicable, (a) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (b) the reimbursement of an eligible expense will be made on or before the last day of the taxable year following the taxable year in which the expense is incurred and (c) the right to reimbursement is not subject to liquidation or exchange for another benefit.

(c)                Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, section 409A of the Code and the Executive acknowledges and agrees that (i) he is solely responsible for any taxes, penalties, interest or other expenses that may be incurred by the Executive on account of non-compliance with section 409A and (ii) none of the Company nor any affiliate thereof shall have any obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes pursuant to section 409A of the Code.

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14.              Proprietary Information, Non-Disclosure, Non-Solicitation and Non-Competition Agreement. In consideration of the benefits provided to Executive under this Agreement, and simultaneously with the execution of this Agreement, Executive has executed the Proprietary Information, Non-Disclosure, Non-Solicitation and Non-Competition Agreement, attached hereto as Exhibit B, (the “Non-Competition Agreement”). Executive acknowledges and agrees that the terms of such Non-Competition Agreement are hereby specifically incorporated herein and made part hereof. The Executive hereby agrees to be bound by the terms set forth in the Non-Competition Agreement and acknowledges that such obligations shall survive any termination of the Executive’s employment with the Company in accordance with the terms therein.

15.              Survival. The provisions of Section 14 shall survive the termination of this Agreement.

16.              No Mitigation or Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

17.              Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

If to the Company, to:

Repros Therapeutics Inc.

2408 Timberloch Place, Suite B-4
The Woodlands, Texas 77380

Attention: Board of Directors

If to the Executive, to the most recent address on file with the Company or to such other names or addresses as the Company or the Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

18.              Withholding. All payments under this Agreement shall be made subject to applicable tax withholding, and the Company shall withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. The Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.

19.              Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

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20.              Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Executive under this Agreement are of a personal nature and shall not be assignable or delegable in whole or in part by the Executive. The Company may require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place and the Executive acknowledges that in such event the obligations of the Executive hereunder, including but not limited to those under Section 14, will continue to apply in favor of the successor.

21.              Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto and supersedes any and all prior agreements and understandings concerning the Executive’s employment by the Company. This Agreement may be changed only by a written document signed by the Executive and the Company.

22.              Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

23.              Arbitration. In the event of any dispute relating to Executive’s employment, the termination thereof, or this Agreement, other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, and unless prohibited by applicable law, the parties shall be required to have the dispute, controversy or claim settled by alternative dispute resolution conducted by JAMS (or, if JAMS is not available, another mutually agreeable alternative dispute resolution organization), in the city of Executive’s principal place of employment. Any award entered by JAMS (or such other organization) shall be final, binding and nonappealable, and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This Section 23 shall be specifically enforceable. JAMS (or such other organization) shall have no authority to modify any provision of this Agreement. In the event of a dispute, each party shall be responsible for its own expenses (including attorneys’ fees) relating to the conduct of the arbitration, and the parties shall share equally the fees of JAMS. THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY AS TO ALL CLAIMS HEREUNDER.

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24.              Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

25.              Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of the State of Texas without regard to rules governing conflicts of law.

26.              Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

REPROS THERAPEUTICS INC.

By:	/s/ Katherine Anderson
Name: Katherine Anderson
Title: Chief Financial Officer

EXECUTIVE

/s/ Joseph S. Podolski
Joseph S. Podolski

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EXHIBIT A

RELEASE AGREEMENT

This Release Agreement (“Release”) is by and between Joseph S. Podolski (“Executive”) and Repros Therapeutics, Inc. (the “Company”) and shall be effective as of the date on which the Executive executes this Release as set forth below.

WHEREAS, Executive’s employment has been terminated on account of _________, pursuant to the Employment Agreement between Executive and the Company, dated as of June 16, 2014 (“Employment Agreement”); and

WHEREAS, Executive is entitled to certain payments and benefits under the Employment Agreement subject to his execution and delivery of this Release to the Company.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.             Release of Claims. In consideration for the severance payments by the Company as set forth in Section 7(c) of the Employment Agreement and other good and valuable consideration set forth herein, Executive hereby releases the Company, its shareholders, directors, officers, employees, agents, benefit plans, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them (but with respect to any entity, individual, agent, attorney or their affiliates, including any one acting by, through, under or in concert with any of them, only in its or his official capacity relating to the Company and not in its or his individual capacity unrelated to the Company) (collectively, “Released Parties”), subject to the exceptions of Section 2 of this Release, from any and all rights and claims, known or unknown, that he may have now or in the future may arise based on, arising out of or relating to his employment with the Company or the termination thereof for any and all reasons. Said release includes but is not limited to, any rights or claims which Executive may have against any of the Released Parties for: (1) monetary damages based upon Title VII of the Civil Rights Act, the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act, and the Older Workers Benefit Protection Act (“OWBPA”); (2) any and all damages arising out of the Equal Pay Act, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended (save for claims for vested pension benefits which are expressly exempted from this Release); and (3) any and all damages arising out of [applicable state laws at time of termination to be included], any other federal, state or local law or regulation which prohibits employment discrimination or which otherwise regulates employment terms and conditions; and (4) any and all other damages under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, including but not limited to, any claim for wrongful discharge, unfair treatment, breach of public policy, breach of express or implied contract, breach of covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, negligence, misrepresentation, fraud, detrimental reliance, promissory estoppel, defamation, invasion of privacy, sexual harassment, breach of laws governing safety in the workplace, or any other claims arising under common law that relate in any way to Executive’s employment or the termination thereof. This Release covers claims that Executive knows about and those that he may not know about up through the date of this Release. This Release specifically includes any and all claims for attorneys’ fees and costs which Executive incurred or incurs for any reason arising out of or relating to any or all matters covered by this Release.

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2.              Limitation on Release. Notwithstanding the foregoing, Executive is not releasing any claims hereunder with respect to (a) Executive’s right to be indemnified and/or advanced or reimbursed expenses pursuant to any corporate document of the Company, applicable law, or Executive’s right to be covered under any applicable directors’ and officers’ liability insurance policies, (b) any rights that Executive has with respect to any vested equity awards, or (c) any rights which arise after the date of this Release with respect to matters that occurred after such date. Executive and the Company agree that nothing in this Release prevents or prohibits Executive from (i) making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this Release, or as required by law or legal process; (ii) participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency or legislative body, and/or pursuant to the Sarbanes-Oxley Act, (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization or (iv) challenging the knowing and voluntary nature of the release of ADEA claims pursuant to the OWBPA. To the extent permitted by law, upon receipt of any subpoena, court order or other legal process compelling the disclosure of any such information or documents, Executive agrees to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. To the fullest extent provided by law, Executive acknowledges and agrees, however, Executive is waiving any right to recover monetary damages in connection with any such charge, action, investigation or proceeding. To the extent Executive receives any monetary relief in connection with any such charge, action, investigation or proceeding, the Company will be entitled to an offset for the benefits made pursuant to this Release, to the fullest extent provided by law.

Executive and the Company further agree that the Equal Employment Opportunity Commission (“EEOC”) and comparable state or local agencies have the authority to carry out their statutory duties by investigating charges, issuing determinations, and filing lawsuits in Federal or state court in their own name, or taking any action authorized by the EEOC or comparable state or local agencies. Executive retains the right to participate in any such action and to seek any appropriate non-monetary relief. Executive retains the right to communicate with the EEOC and comparable state or local agencies and such communication can be initiated by Executive or in response to the government and such right is not limited by any non-disparagement claims. Executive and the Company agree that communication with employees plays a critical role in the EEOC’s enforcement process because employees inform the agency of employer practices that might violate the law. For this reason, the right to communicate with the EEOC is a right that is protected by federal law and this Release does not prohibit or interfere with those rights. Notwithstanding the foregoing, Executive agrees to waive Executive’s right to recover monetary damages in any charge, complaint or lawsuit filed by Executive or by anyone else on Executive’s behalf.

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3.            No Litigation of Claims. Subject to the exceptions of Section 2 of this Release, Executive acknowledges that he has not caused or permitted any charge, complaint, lawsuit or any other action or proceeding whatsoever to be filed against the Company or any of the other Released Parties in connection with his employment or the separation of that employment to date. He further agrees he may not file or be a party to any lawsuit asserting claims or causes of action waived and released by him pursuant to this Release.

4.            No Right to Re-employment. Executive hereby agrees and recognizes that his employment relationship with the Company or its affiliates is being permanently and irrevocably severed and that the Company has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

5.            Proprietary Information, Non-Disclosure, Non-Solicitation and Non-Competition Agreement. Executive hereby agrees to continue to comply with the terms of the Proprietary Information, Non-Disclosure, Non-Solicitation and Non-Competition Agreement, dated as of ___ __, 2014, (the “Non-Competition Agreement”). Executive acknowledges and agrees that the terms of such Non-Competition Agreement are hereby specifically incorporated herein and made part hereof. The Executive hereby agrees to be bound by the terms set forth in the Non-Competition Agreement

6.             Tax Withholdings. All amounts payable pursuant to this Release are subject to applicable tax withholdings. In addition, Executive is solely responsible for all taxes that may result from his receipt of the amounts payable and benefits to be provided to him under this Release, and neither the Company nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences to Executive of his receipt of any payment or benefit hereunder, including, but not limited to, under section 409A of the Internal Revenue Code of 1986, as amended.

7.             Attorney Consultation Advised. The Company hereby advises Executive to consult with any attorney of his choosing prior to signing this Release. By signing below, Executive acknowledges and agrees that he has been encouraged to do so by the Company and that it is entirely his decision whether or not to consult with counsel.

8.             Review Period. Executive shall have a period of not less than [twenty-one (21)] [forty-five (45)]1 calendar days from the effective date of his termination to consider this Release before signing and returning it to the Company. It is exclusively Executive’s decision whether to use all or part of this [21] [45]-day period. To the extent Executive elects to execute this Release sooner than the conclusion of the [21] [45]-day period, Executive acknowledges and agrees that it has been exclusively his decision as to when to sign and return this Release to the Company. Upon execution, this Release should be returned to the Company in accordance with the Notice provisions of the Employment Agreement.

9.             Revocation Period. Executive shall have a period of seven (7) calendar days after signing this Release and returning it to the Company in which he may revoke this Release should he change his mind. In order for this revocation to be effective, it must be given in accordance with the Notice provisions of the Employment Agreement and received by the Company no later than the close of business on the 7th day after Executive’s employment has terminated.

___________________________

1 Review period to be determined at time of termination of employment.

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10.           Effective Date of Release. This Release shall not become effective until the eighth (8th) day after Executive’s execution of this Release. Accordingly, severance payments described in Section 7(c) of the Employment Agreement shall not commence until such time.

11.           No Admission of Liability. By entering into this Release, the Company does not admit and expressly denies that it has violated any contract, rule, law or regulation, including, but not limited to, any federal, state or local law or regulation relating to employment, employment discrimination or retaliation.

12.           Enforceability of Agreement. Executive acknowledges that this Release is contractual and not a mere recital. He agrees that this Release shall be given full force and effect and that it shall be binding upon Executive’s heirs, executors, successors, administrators and assigns. The invalidity or unenforceability of any provision of this Release, whether in whole or in part, shall not in any way affect the validity or enforceability of any other provision contained herein.

13.           Applicable Law. This Release shall be construed and enforced under and in accordance with the laws of the State of Texas.

Executive represents and certifies that he has carefully read and fully understands all of the provisions of this Release and that he is signing this Release voluntarily, of his own free will and without duress; and that the Company, its agents, representatives or attorneys have made no representations concerning the terms or effects of this Release other than contained herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS THEREOF, the Executive has duly executed this Release agreement on this day of _________, 20___.

Joseph S. Podolski	Date

For Repros Therapeutics Inc.

Date

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EXHIBIT B

PROPRIETARY INFORMATION, NON-DISCLOSURE, NON-SOLICITATION AND NON-COMPETITION AGREEMENT

This Proprietary Information, Non-Disclosure, Non-Solicitation and Non-Competition Agreement (hereinafter the “Agreement”) is made by and between Joseph S. Podolski (the “Executive”) and Repros Therapeutics Inc. (hereinafter, “Company”).

The Company wishes to continue the employment of Executive, and Executive is willing to accept such continued employment upon the terms and conditions hereinafter set forth.

1.	Non-Disclosure or Use of Proprietary Information, Confidential Information or Trade Secrets

1.1	Business Interests and Obligations. The following are the parties’ agreements as to the legitimate protectable business interests and confidential information of the Company:

(a)	The Company has provided and it will continue to provide Executive with trade secret and/or confidential information, as defined below, in connection with Executive’s services to the Company. In addition, the Company agrees to (1) allow Executive to represent the Company with certain of its customers and prospective customers, (2) to provide Executive with access to information regarding the Company’s customers and prospective customers, and/or (3) provide Executive with access to information regarding the Company’s products and services. Such customer information will be updated and maintained regularly by the Company to provide up to date data, including the purchasing histories, anticipated needs and other information, relating to the Company’s existing and prospective customers. The Company’s promises herein are intended to be binding at the time this Agreement is signed and are not intended to be dependent on Executive’s continued employment.

(b)	Executive acknowledges and agrees that the Company has invested significant time, money and expertise in (a) developing customer good will and relationships with its customers, (b) developing and compiling confidential information about customers and prospective customers and their industrial operation, material handling and related products and service needs, and (c) in developing information about marketing, products, systems, and processes related to the operations, material handling and related functions of the Company a competitive advantage.

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(c)	Executive acknowledges and agrees that during the term of employment with the Company, Executive will be provided and become acquainted with information of a confidential, proprietary or trade secret nature which is or may be either applicable to, or related in any way to, the present or future business of the Company, research and development, or the business of customers of the Company. Such trade secret and/or confidential information includes, but is not limited to: (1) products, services, trade secrets, inventions, ideas processes, apparatus, equipment, data, programs, listings, patents, copyrights, trademarks, service marks, other works of authorship, know-how, improvements, discoveries, developments, designs, sketches, drawings, models and techniques relating to the current, future and proposed products and services of the Company, (2) information regarding plans for research, development, new products, product design, details and specifications, engineering, marketing and sales, business records and plans, budgets, plans for future developments, business forecasts, financial statements and other financial information, licenses, prices and costs, procurement requirements, policies or operational methods, suppliers, customers, potential customers and key personnel, and/or (3) information regarding the skills and compensation of other executives of the Company (collectively, “Proprietary Information”).

(d)	Employee hereby assigns to the Company all rights he may have or acquire in Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Company and its assigns.

(e)	In exchange for the promises of the Company herein, Executive agrees that he/she shall not disclose any of the above mentioned Proprietary Information, trade secrets or confidential information, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment with the Company. Executive further agrees to adhere to the Company’s policies and regulations, as established from time to time, in connection with the protection of the Company’s trade secrets and confidential information.

1.2	Records. All records, files, documents, databases, application and related templates, operator manuals, sales information, contracts, customer information, vendor information, and the like, or abstracts, summaries, or copies thereof, relating to the business of the Company, which the Company or Executive shall prepare or use or come into contact with, shall remain the sole property of the Company, shall not be removed from the premises, except in the usual course of employment, without the written consent of the Company, and shall be returned by Executive promptly to the Company upon termination of employment.

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2.	Non-Solicitation of Customers and Executives.

2.1	Executive agrees that all customers of the Company, which Executive now or hereafter services during Executive’s employment by the Company, and all prospective customers from whom Executive has solicited business while in the employ of the Company, shall be solely the customers of the Company.

2.2	Executive agrees that Executive shall not, as to products or services competitive with those of the Company, for a period of two (2) years immediately following Executive’s separation from employment with the Company, either directly or indirectly, solicit business from, call on, or perform services for, any Covered Customer. For the purposes of this Agreement, “Covered Customer” means those entities or persons who conducted Business with the Company through Executive, or someone under Executive’s supervision, within a four year period prior to Executive’s separation from employment with the Company. For the purposes of this Agreement, “Business” includes the preparation of proposals, quotes, and communication in anticipation of sales, whether or not such sales are completed.

2.3	Executive agrees that the Company has invested substantial time and effort in assembling its present staff of personnel. Accordingly, Executive agrees that for a period of two (2) years after termination of employment, Executive will not, directly or indirectly, induce or solicit any of the Company’s Executives to leave their employment with the Company. Likewise, Executive will not solicit or hire in connection with a competitive venture any Executive of the Company for a two (2) year period after the separation of Executive’s employment with the Company.

3.	Restriction on Unfair Competition

Executive agrees that during employment with the Company, and for a period of two (2) years following the termination, for whatever reason, of Executive’s employment with the Company, Executive will not participate in a Competing Business within the United States. Executive agrees that, given the nature of the Company’s business, a nationwide geographic scope is appropriate and reasonable. For the purposes of this paragraph, “participate in” includes participating, directly or indirectly, either as an Executive, consultant, partner, shareholder, corporate officer, director, or in any other capacity, in assisting a competing business; provided, however, that nothing herein prohibits Executive from a passive investment through a mutual fund or through ownership of publicly traded capital stock of a corporation which represents less than two percent (2%) of the outstanding capital stock of such corporation. For the purposes of this paragraph, “Competing Business” means any business activities that involve the same types of products or services sold by the Company, or any business so similar in nature that it would displace business opportunities or customers of the Company.

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4.	Reasonableness of Restrictions

Executive has carefully read and considered the provisions hereof and, having done so, agrees that the restrictions set forth in Paragraphs 1(d,), 1.2, 2 and 3 hereof are fair and reasonable and are reasonably required for the protection of the interests of the Company.

5.	Other Company Policies.

Executive understands and agrees that Executive is subject to all other policies of the Company not inconsistent with this Agreement, including, but not limited to, policies pertaining to vacation entitlement, sick leave, holiday pay, health care, and expense reimbursement.

6.	Interpretation and Enforcement of this Agreement.

This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party hereto. The Company expressly reserves the right to enforce any and all provisions of the Agreement. In the event of a breach or violation of this Agreement by Executive, the Company may pursue all appropriate avenues of relief, including bringing legal action against Executive.

7.	Right to Injunctive Relief.

Executive acknowledges that the Company will suffer irreparable injury, not readily susceptible to valuation in monetary damages, if Executive breaches any of Executive’s obligations under Paragraphs 1.1(d), 1.2, 2 or 3 above. Accordingly, Executive agrees that the Company will be entitled to injunctive relief against any breach or prospective breach by Executive of Executive’s obligations under Paragraphs 1.1(d), 1.2, 2 or 3 in any federal or state court of competent jurisdiction where enforcement of this Agreement is sought. Executive hereby submits to the jurisdiction of such courts for the purposes of any actions or proceedings instituted by the Company to obtain such injunctive relief, and agrees that process may be served on Executive by registered mail, addressed to the last address of Executive known to the Company, or in any other manner authorized by law.

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8.	Notification and Waiver.

This Agreement is understood by Executive to be clear and fully enforceable as written. Executive should not execute it if he or she believes otherwise. However, if Executive later challenges the enforceability or clarity of any provision of this Agreement, Executive agrees to notify the Company of this challenge in writing at least fourteen (14) days before engaging in any assignment or other competitive activity that could possibly be prohibited by this Agreement. Both Executive and the Company agree to then meet and confer or mediate for the purpose of resolving the dispute. If no resolution is arrived at, then the parties will be free to pursue all of their legal rights and remedies. If, however, Executive elects not to provide advance notice described above and does not participate in good faith in the “meet and confer” process described above, then Executive agrees that Executive’s failure to comply will be considered a waiver of Executive’s right to challenge the enforceability and/or clarity of the terms of this Agreement.

9.	Governing Law, Jurisdiction and Venue.

Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought and prosecuted only in the courts of, or located in, the State of Texas, and the Parties consent to the exclusive jurisdiction and venue of said courts. The construction and interpretation of this Agreement shall be governed by the laws of the State of Texas.

10.	Separate Covenants.

This Agreement shall be deemed to consist of a series of separate covenants. Should a determination be made by a court or trier of facts (hereinafter referred to as “the Court”) of competent jurisdiction that the character, duration, or geographical scope of any provision of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of the Company and Executive that this Agreement shall be construed by the Court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they exist and as are necessary to assure the Company of the intended benefit of this Agreement. If, in any judicial proceeding, the Court shall refuse to enforce all of the separate covenants included herein because, taken together, they are more extensive than necessary to assure the Company of the intended benefit of this Agreement, then it is expressly understood and agreed by the Company and Executive that those such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof. In the event of a violation by Executive, the term of each such covenant so violated shall be automatically extended for a period of six months (6) from the date on which Executive permanently ceases such violation, or for a period of time as designated by the Court from the date of the entry by the Court of a final order or judgment, whichever period is later.

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11.	Entire Understanding of the Parties

This Agreement constitutes the entire understanding of the parties hereto in the areas identified herein and supersedes any and all prior agreements, between the parties, whether oral or written, on the subject areas addressed herein. The Company and Executive further agree that none of these policies and procedures can be amended, modified or altered in any way by oral statements or in any way other than written amendment signed by Executive and the Chairman of the Board or Chief Financial Officer of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

REPROS THERAPEUTICS INC.

By:	/s/ Katherine Anderson

DATE:	June 16, 2014

EXECUTIVE

/s/ Joseph S. Podolski
Joseph S. Podolski

DATE: June 16, 2014

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